UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 28, 2024

Nextdoor Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40246	86-1776836
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
420 Taylor Street
San Francisco, California
(Address of principal executive offices)

94102
(Zip Code)
(415) 344-0333
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	KIND	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On March 28, 2024, Sarah Friar informed Nextdoor Holdings, Inc. (the “Company”) that she has elected to resign from her position as chairperson and as a member of the Company’s Board of Directors (the “Board”), effective March 29, 2024. As previously announced, Ms. Friar will continue as Chief Executive Officer and President of the Company through May 8, 2024. In addition, on March 29, 2024, John Hope Bryant informed the Company that he has elected to resign from his position as a member of the Board, effective immediately. Neither of Ms. Friar’s nor Mr. Bryant’s resignation from the Board was the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTDOOR HOLDINGS, INC.

Date: March 29, 2024	By:	/s/ Matt Anderson
Matt Anderson
Chief Financial Officer